Exhibit 99.3

Unaudited Pro Forma Financial Information

On July 15, 2011, Nordson Corporation (“Nordson” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with VP Acquisition Holdings, Inc., a Delaware corporation (“Value Plastics”), the security holders of Value Plastics and American Capital, Ltd., in its capacity as the security holder representative, pursuant to which Nordson agreed to acquire all of the capital stock of Value Plastics. The acquisition closed on August 26, 2011, and, pursuant to the terms of the Purchase Agreement, Nordson purchased 100% of the outstanding shares of Value Plastics for an aggregate purchase price of approximately $258,379,000. The entire purchase price was paid in cash and was financed using proceeds from $75 million notes payable, $133 million from an existing line of credit and $50 million of existing available cash. In connection with the acquisition of Value Plastics, Nordson incurred transaction costs of approximately $375 thousand.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of income of Nordson and Value Plastics. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on July 31, 2011 and combines Nordson’s July 31, 2011 unaudited consolidated balance sheet with Value Plastics’ June 30, 2011 unaudited consolidated balance sheet. The unaudited pro forma condensed combined statement of income for the nine months ended July 31, 2011 gives effect to the acquisition as if it had occurred on November 1, 2009, the first day of Nordson’s 2010 fiscal year, and combines Nordson’s unaudited consolidated statement of income for the nine months ended July 31, 2011 with Value Plastics’ unaudited consolidated statements of income for the nine months ended June 30, 2011. The unaudited pro forma condensed combined statement of income for the fiscal year ended October 31, 2010 also gives effect to the acquisition as if it had occurred on November 1, 2009 and combines Nordson’s audited consolidated statement of income for the year ended October 31, 2010 with Value Plastics’ unaudited consolidated statement of income for the twelve month period ended October 31, 2010. Prior to completion of the acquisition on August 26, 2011, Value Plastics’ fiscal year end was December 31.

Value Plastics’ most recent available unaudited interim financial statements prior to the acquisition were for the six months ended June 30, 2011. In order to present a pro forma statement of income for a comparable period to that of the Company, it was necessary to combine Value Plastics’ unaudited results of income for the six months ended June 30, 2011 with their unaudited results of income for the three months ended December 31, 2010. Accordingly, the accompanying pro forma statements of income present results for overlapping periods. The period for the one month ended October 31, 2010 is presented as the first month in the nine months ended July 31, 2011 unaudited pro forma statement of income and the last month in the twelve months ended October 31, 2010 unaudited pro forma statements of income (referred to herein as the “overlap period”). Note 6 contains a schedule showing an unaudited condensed combined statement of income for Value Plastics for the one month ended October 31, 2010, combined with the unaudited condensed combined statement of income for the eleven months ended September 30, 2010, to produce operating results for the twelve months ended October 31, 2010.

The historical consolidated financial information of Nordson and Value Plastics has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3), with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma financial statements and notes thereto should be read in conjunction with the consolidated annual financial statements of Nordson filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended October 31, 2010, Nordson’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2011, and Value Plastics’ consolidated financial statements and the related footnotes included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Value Plastics acquisition or any related restructuring costs.

Nordson Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of July 31, 2011

(In thousands, except for per share data)

	Nordson Corporation (a)	Value Plastics (b)	Pro Forma Adjustments (c)	Note Ref.	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$69,057	$1,875	$(50,375)	(1)(10)	$20,557
Receivables — net	259,847	2,657	(52)	(2)	262,452
Inventories — net	137,792	2,525	4,575	(3)	144,892
Deferred income taxes	35,659	—	(1,501)	(8)	34,158
Prepaid expenses	8,809	217	—		9,026

Total current assets	511,164	7,274	(47,353)		471,085

Property, plant and equipment — net	124,304	5,446	138	(4)	129,888
Goodwill	369,607	25,793	151,152	(5)	546,552
Intangible assets — net	49,481	25,013	49,707	(6)	124,201
Other assets	29,888	542	(542)	(8)	29,888

	$1,084,444	$64,068	$153,102		$1,301,614

Liabilities and shareholders’ equity
Current liabilities:
Notes payable	$381	$—	$—		$381
Accounts payable	42,433	271	(52)	(2)	42,652
Income taxes payable	18,206	—	—		18,206
Accrued liabilities	96,872	910	—		97,782
Customer advance payments	15,004	—	—		15,004
Current maturities of long-term debt	111	119	—		230
Current obligations under capital leases	4,234	—	—		4,234

Total current liabilities	177,241	1,300	(52)		178,489

Long-term debt	51,838	24,335	184,044	(7)	260,217
Pension and retirement obligations	105,813	—	—		105,813
Deferred income taxes	19,750	—	7,918	(8)	27,668
Other liabilities	83,995	—	—		83,995
Shareholders’ equity:
Common shares (49,011 shares issued at October 31, 2010 and 2009)	12,253	45,050	(45,050)	(9)	12,253
Capital in excess of stated value	271,298	1,244	(1,244)	(9)	271,298
Retained earnings	943,942	(7,861)	7,486	(9)(10)	943,567
Accumulated other comprehensive loss	(49,016)	—	—		(49,016)
Common shares in treasury, at cost	(532,670)	—	—		(532,670)

Total shareholders’ equity	645,807	38,433	(38,808)		645,432

	$1,084,444	$64,068	$153,102		$1,301,614

See accompanying note three to the unaudited pro forma condensed combined financial statements.

Nordson Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended July 31, 2011

(In thousands, except for per share data)

	Nordson Corporation (a)	Value Plastics (b)	Pro Forma Adjustments (c)	Note Ref.	Pro Forma Combined
Sales	$902,141	$20,081	$(492)	(1)	$921,730
Operating costs and expenses:
Cost of sales	350,168	5,318	(119)	(1)	355,367
Selling and administrative expenses	315,365	9,810	(1,186)	(2)(3)	323,989

	665,533	15,128	(1,305)		679,356

Operating profit	236,608	4,953	813		242,374
Other income (expense):
Interest expense	(3,560)	(2,584)	(1,681)	(4)	(7,825)
Interest and investment income	430	—	—		430
Other — net	2,896	12	—		2,908

	(234)	(2,572)	(1,681)		(4,487)

Income (loss) before income taxes	236,374	2,381	(868)		237,887
Income taxes	68,685	810	(330)	(5)	69,165

Net income (loss)	$167,689	$1,571	$(538)		$168,722

Average common shares	67,998				67,998
Incremental common shares attributable to outstanding stock options, nonvested stock and deferred stock-based compensation	864				864

Average common shares and common share equivalents	68,862				68,862

Basic earnings (loss) per share	$2.47				$2.48
Diluted earnings (loss) per share	$2.44				$2.45
Dividends declared per common share	$0.315				$0.315

See accompanying note four to the unaudited pro forma condensed combined financial statements.

Nordson Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended October 31, 2010

(In thousands, except for per share data)

	Nordson Corporation (a)	Value Plastics (b)	Pro Forma Adjustments (c)	Note Ref.	Pro Forma Combined
Sales	$1,041,551	$26,258	$(530)	(1)	$1,067,279
Operating costs and expenses:
Cost of sales	419,937	6,576	(171)	(1)	426,342
Selling and administrative expenses	384,752	12,195	(1,636)	(2)(3)	395,311
Severance and restructuring costs	2,029	—	—		2,029

	806,718	18,771	(1,807)		823,682

Operating profit	234,833	7,487	1,277		243,597
Other income (expense):
Interest expense	(6,263)	(3,585)	(2,364)	(4)	(12,212)
Interest and investment income	819	—	—		819
Other — net	1,930	12	—		1,942

	(3,514)	(3,573)	(2,364)		(9,451)

Income (loss) before income taxes	231,319	3,914	(1,087)		234,146
Income tax provision:
Current	36,441	—	(2,790)	(5)	33,651
Deferred	26,830	1,531	2,377	(5)	30,738

	63,271	1,531	(413)		64,389

Net income (loss)	$168,048	$2,383	$(674)		$169,757

Average common shares	33,805				33,805
Incremental common shares attributable to outstanding stock options, nonvested stock and deferred stock-based compensation	416				416

Average common shares and common share equivalents	34,221				34,221

Basic earnings (loss) per share	$4.97				$5.02
Diluted earnings (loss) per share	$4.91				$4.96
Dividends declared per common share	$0.78				$0.78

See accompanying note five to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1) Sources and Uses of Funds

Set forth below are the estimated sources and uses of funds reflected in the Value Plastics acquisition.

Sources		Uses
Notes payable	$75,000	Cash Price	$258,379
Existing line of credit	133,379	Transaction Fees	375
Cash	50,375

Total Sources	$258,754	Total Uses	$258,754

(2) Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. The acquisition date fair value of the consideration transferred, which consisted solely of cash, was $258,379, and is subject to certain post-closing adjustments. As noted above, the allocation of the purchase price is preliminary, and a final determination of required adjustments will be made based upon an independent appraisal of the fair value of related long-lived tangible and intangible assets and the determination of the fair value of certain other acquired assets and liabilities. The following is a preliminary estimate of the purchase price of Value Plastics:

Cash paid	$50,000
Existing line of credit	133,379
Notes Payable	75,000

Total estimated preliminary purchase price	$258,379

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was July 31, 2011. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser assisted in performing a preliminary valuation of these assets, and upon a final valuation the purchase price allocation will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and identifiable intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of Value Plastics’ assets acquired and liabilities assuming the acquisition date was July 31, 2011 is presented as follows:

Estimated carrying value of net assets (a)	$3,991
Fair value of intangible assets	74,720
Fair value of property, plant and equipment	5,584
Fair value of inventory	7,100
Transaction related goodwill adjustment	176,945
Net deferred tax liability on fair value adjustments	(9,961)

$258,379

a.	Management believes the historical carrying amounts approximate fair value for these items except for those line items separated below

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

In accordance with the accounting guidance on business combinations, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $375 of anticipated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings.

(3) Description of Pro Forma Adjustments, as presented on the July 31, 2011 Balance Sheet

a.	This column represents the historical unaudited consolidated balance sheet of Nordson as of July 31, 2011.

b.	This column represents the historical unaudited consolidated balance sheet of Value Plastics as of June 30, 2011. Certain reclassifications have been made to conform to Nordson’s presentation.

c.	This column represents the purchase price adjustments for the acquisition of Value Plastics as follows:

(1)	Represents adjustments to cash relating to the following:

Estimated cash portion of purchase consideration	$50,000
Estimated acquisition-related transaction costs of Nordson	375

$50,375

(2)	Represents the elimination of intercompany receivables and payables.

(3)	Represents the adjustment of historical amount of Value Plastics’ inventories to their estimated fair values. The pro forma condensed combined statement of income excludes the impact on cost of sales of the increase in fair value of inventory, as this is a non-recurring item.

(4)	Represents the elimination of historical accumulated depreciation and the adjustment of fixed asset carrying values to their fair market values based upon preliminary valuations.

(5)	Eliminates goodwill recorded in the historical financial statements of Value Plastics and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using pro forma balances. Goodwill resulting from the acquisition is not amortized and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill.

(6)	Represents the preliminary allocation of purchase price to identifiable intangible assets for trademarks and trade names ($15,400), technology and know-how ($18,500), restrictive covenants ($420), and customer contracts and related relationships ($40,400), less previously recognized intangible assets.

(7)	Represents the addition of $208,379 in borrowings that was used by Nordson to finance a portion of the transaction, with a portion of the borrowings used immediately to extinguish all outstanding debt of Value Plastics. The unaudited pro forma condensed combined balance sheet does not assume a reduction in interest based on anticipated principal repayments.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(8)	Records the net deferred tax liability related to the step up in the fair values of assets acquired (including identifiable intangible assets) and liabilities assumed and reclassifies non-current deferred tax assets and current deferred liabilities recorded in Nordson’s historical financial statements using the U.S. statutory income tax rate of 35% adjusted for state taxes.

Net deferred tax liabilities resulting from purchase price allocation	$9,961
Reclassify non-current deferred tax asset	(542)
Reclassify current deferred tax liability	(1,501)

Total pro forma adjustment	$7,918

(9)	Eliminates Value Plastics historical shareholders’ equity.

(10)	Reflects adjustments to retained earnings for the following:

Eliminate Value Plastic historical retained earnings	$7,861
To record estimated non-recurring cost for acquisition related transaction costs	(375)

$7,486

(4) Description of Pro Forma Adjustments, as presented on the July 31, 2011 Statement of Income

a.	This column represents the historical unaudited consolidated statement of income of Nordson for the nine months ended July 31, 2011.

b.	This column represents the historical unaudited consolidated statement of income of Value Plastics for the nine months ended June 30, 2011. This statement of income contains an overlapping period for the one month ended October 31, 2010 with the statement of income for the year ended October 31, 2010.

c.	This column represents the purchase price adjustments for the acquisition of Value Plastics as follows:

(1)	To record the elimination of intercompany sales ($492) and cost of sales ($119).

(2)	To record pro forma depreciation expense of $15 resulting from the change in basis of acquired identifiable property plant and equipment.

(3)	To record pro forma amortization expense of $2,872 on the portion of the purchase price allocated to intangible assets, less $4,073 of historical amortization expense, as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization (i)
Trademark / Trade Name Asset	$15,400	20	$578
Technology and Know-how	18,500	15	925
Restrictive Covenants	420	2	158
Customer Contracts and Related Relationships	40,400	25	1,212

	$74,720		$2,872

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(i)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(4)	To record the increased interest as of July 31, 2011 on the debt being incurred to finance the transaction, as discussed in footnote 1 above. Interest expense on the existing line of credit of $133,379 was estimated at $530 for the period using an interest rate of .53%, the interest rate on the revolving credit facility on the date of the drawdown. Interest on the notes payable of $75,000 was estimated to be $1,151 for the period using an interest rate of 2.21%. The unaudited pro forma condensed combined statement of income assumes a reduction in interest based on contractually required principal repayments of $5,555 at the beginning of the period but does not adjust for any anticipated principal payments.

(5)	Represents the federal and state income tax effect of the pro forma adjustments calculated using the U.S. statutory income tax rate of 35% adjusted for state taxes. The tax adjustment reflects the impact of combining Nordson’s historical financial statements with Value Plastics’ results of operations and adjusting income before taxes for purchase accounting adjustments primarily related to expenses associated with incremental debt to finance the acquisition, increased depreciation on acquired property plant and equipment, and amortization resulting from the estimated fair value adjustments to intangible assets.

(5) Description of Pro Forma Adjustments, as presented on the October 31, 2010 Statement of Income

a.	This column represents the historical unaudited consolidated statement of income of Nordson for the nine months ended July 31, 2011.

b.	This column represents the historical unaudited consolidated statement of income of Value Plastics for the nine months ended June 30, 2011. This statement of income contains an overlapping period for the one month ended October 31, 2010 with the statement of income for the nine months ended July 31, 2011.

c.	This column represents the purchase price adjustments for the acquisition of Value Plastics as follows:

(1)	To record the elimination of intercompany sales of ($530) and cost of sales ($171).

(2)	To record pro forma depreciation expense of $21 resulting from the change in basis of acquired identifiable property plant and equipment.

(3)	To record pro forma amortization expense of $3,829 on the portion of the purchase price allocated to intangible assets, less $5,486 of historical amortization expense, as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization (i)
Trademark / Trade Name Asset	$15,400	20	$770
Technology and Know-how	18,500	15	1,233
Restrictive Covenants	420	2	210
Customer Contracts and Related Relationships	40,400	25	1,616

	$74,720		$3,829

(i)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(4)

To record the increased interest as of October 31, 2010 on the debt being incurred to finance the transaction, as discussed in footnote 1 above. Interest expense on the existing line of credit of $133,379 was estimated at $707 for the period using an interest rate of .53%, the interest rate on the revolving credit facility on the date of the

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

drawdown. Interest on the notes payable of $75,000 was estimated to be $1,657 for the period using an interest rate of 2.21%. The unaudited pro forma condensed combined statement of income does not assume a reduction in interest based on any anticipated principal payments.

(5)	Represents the federal and state income tax effect of the pro forma adjustments calculated using the U.S. statutory income tax rate of 35% adjusted for state taxes. The tax adjustment reflects the impact of combining Nordson’s historical financial statements with Value Plastics’ results of operations and adjusting income before taxes for purchase accounting adjustments primarily related to expenses associated with incremental debt to finance the acquisition, increased depreciation on acquired property plant and equipment, and amortization resulting from the estimated fair value adjustments to intangible assets.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(6) Value Plastics unaudited consolidated financial data for overlapping period

The unaudited pro forma condensed combined statement of income for the twelve months ended October 31, 2010 was prepared as if the acquisition had taken place on November 1, 2009. The unaudited pro forma condensed combined statement of income for the nine months ended July 31, 2011 was also prepared as if the acquisition had taken place on November 1, 2009. The statements are intended to show the impact the acquisition with Value Plastics would have had on the last full fiscal year of income and through the latest reported fiscal quarter’s income, had Value Plastics been operating as one of the Company’s business subsidiaries during these periods.

Prior to completion of the acquisition on August 26, 2011, Value Plastics’ fiscal year end was December 31. Value Plastics’ most recent available unaudited interim financial statements prior to the acquisition were for the six months ended June 30, 2011. In order to present a pro forma statement of income for a comparable period to that of Nordson, it was necessary to combine Value Plastics’ unaudited results of income for the six months ended June 30, 2011 with their unaudited results of income for the three months ended December 31, 2010. Accordingly, the accompanying pro forma statements of income present results of overlapping periods. The overlapping period of the month ended October 31 is presented as the first month in the nine months ended July 31, 2011 unaudited pro forma statement of income and the last month in the twelve months ended October 31, 2010 unaudited pro forma statements of income. The following schedule presents the unaudited results for the period of overlap, reconciled to the twelve months ended October 31, 2010:

Value Plastics

Unaudited condensed combined statement of income for the twelve months ended Oct 31, 2010

	Historical Balances (a)
	11 months September 30, 2010	1 month October 31, 2010	Combined 12 months
Sales	$24,019	$2,239	$26,258
Operating costs and expenses:
Cost of sales	5,952	624	6,576
Selling and administrative expenses	11,187	1,008	12,195

	17,139	1,632	18,771

Operating profit	6,880	607	7,487
Other income (expense):
Interest expense	(3,284)	(301)	(3,585)
Other — net	9	3	12

	(3,275)	(298)	(3,573)

Income (loss) before income taxes	3,605	309	3,914

Income tax expense	1,412	119	1,531

Net income (loss)	$2,193	$190	$2,383

(a) – Certain reclassifications have been made to conform to Nordson’s presentation.